UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 20, 2017

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

DALLAS, TEXAS 75243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 20, 2017, the stockholders elected the Board of Directors of Texas Instruments Incorporated (“TI”) and voted upon three Board proposals contained within our Proxy Statement dated March 6, 2017.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Ralph W. Babb, Jr.	813,111,433	4,669,030	1,142,884	82,373,138
Mark A. Blinn	813,599,605	4,220,836	1,102,906	82,373,138
Todd M. Bluedorn	734,119,803	83,696,678	1,106,866	82,373,138
Daniel A. Carp	799,835,024	17,964,350	1,123,973	82,373,138
Janet F. Clark	813,394,131	4,523,868	1,005,348	82,373,138
Carrie S. Cox	806,781,912	11,116,668	1,024,767	82,373,138
Jean M. Hobby	816,061,312	1,819,468	1,042,567	82,373,138
Ronald Kirk	812,894,490	4,901,353	1,127,504	82,373,138
Pamela H. Patsley	722,561,097	95,302,533	1,059,717	82,373,138
Robert E. Sanchez	808,401,626	9,431,735	1,089,986	82,373,138
Wayne R. Sanders	794,509,128	23,315,217	1,099,002	82,373,138
Richard K. Templeton	790,362,461	23,565,376	4,995,510	82,373,138

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal regarding advisory approval of the company’s executive compensation	772,841,468	43,376,426	2,705,453	82,373,138

Proposal	1 year	2 years	3 years	Abstentions	Broker Non-Votes

Board proposal regarding advisory vote on future advisory votes on executive officer compensation	752,006,178	2,015,133	63,351,773	1,550,263	82,373,138

The results being consistent with the Board’s recommendation, TI will continue to hold an advisory vote on executive compensation every year.

Proposal	For	Against	Abstentions

Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2017	878,118,910	22,135,112	1,042,463

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 26, 2017	By:	/s/ Cynthia Hoff Trochu
Cynthia Hoff Trochu
Senior Vice President, Secretary and General Counsel